Exhibit 3.3.83

PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:

ARTICLES OF INCORPORATION (PREPARE IN TRIPLICATE)	☒	DOMESTIC BUSINESS CORPORATION

	☐	DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION – COMPLETE BACK	FEE $75.00

COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE - CORPORATION BUREAU 30_ NORTH OFFICE BUILDING HARRISBURG PA	☐	DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.

010	NAME OF INDICATOR UNLESS EXEMPT UNDER Loews Montgomery Cinemas, Inc.

011	ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE) 100 Pino Street, c/o The Prentice-Hall Corporation System, Inc.

012	CITY	COUNTY	013	STATE	ZIP CODE
		Douphin (22)		Pennsylvania	171

050			OF THE CORPORATION
See rider attached

The purpose or purposes for which the corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

The Appropriate Number of Shares. Shares and Par Value of Shares Which the Corporation have Authority to Issue:
Number and Class of					031 Terms of
Shares 500				042 Total Authorized
			$1.00	Capital 500	perpetual

The Name and Address of Each , and the Number and Class of Shares Subscribed to by each incorporator
Name					Number
			Address	(Street, City, State, Zip Code) Shares

Barbara R. Corbett			400 Plaza Drive, Secaucus, N.Y. 07094		all

(ATTACH 8½ – 11 SHEET IF NECESSARY)

IN TESTIMONY WHEREOF, THE                      IS, HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATIONS THIS 5th DAY OF July 1988

/s/ BARBARA R. CORBETT

–FOR OFFICE USE ONLY–

FILED JUL 25 1988				NUMBER

	CODE	BOX SEQUENTIAL NO.			8855 670

	REVIEWED BY	SIC	AMOUNT	00 CORPORATION NUMBER 1047160

	DATE APPROVED	CERTIFY TO INPUT BY		LOG	LOG IN
			/s/ Illegible	IN
☐ REV

/s/ Illegible

of the Commonwealth of State Commonwealth of	DATE REJECTED MAILED BY DATE	☐ LGI ☐ OTHER	VERIFIED BY /s/ Illegible	LOG OUT	LOG OUT

To own, acquire, purchase, erect, equip, lease, operate, manage and conduct motion picture theatres, drive-in theatres, opera houses, public halls and theatres and places of amusement of every kind and description; to produce, manufacture, purchase, sell, lease, hire, exhibit and exploit performances and attractions of various kinds and natures, including moving pictures, vaudeville, dramatic, operatic, musical and dance performances, and intellectual and instructive entertainment; to manufacture, produce, purchase, own, sell, lease, hire, license, distribute, and otherwise dispose and to deal in and with moving picture machines, cameras, machinery, devices, appliances, and articles of all kinds used in photographic and motion picture arts, and plates, slides and films therefor, and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds, to employ and act as agent and manger for singers, musicians, actors, performers of all kinds; to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures, and pictures of all kinds, dramatic and musical and motion picture productions of every kind; to acquire, own, maintain, operate, dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in amusement enterprises of every kind and description and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers for and to public entertainment and amusements, as well as to do all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and description, and goods, wares, merchandise, electronic amusement devices, pinball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold, use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the aforesaid articles and other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise dispose of any real estate or real property or personal property, rights, franchises or goodwill necessary to the foregoing; in general to carry on any related of incidental business in connection with the foregoing in all of the State, territories and dependencies of the United States and in foreign countries subject to the provisions of Part 4 of the T.M.C.L.A.

To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense or any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

BUREAU USE ONLY
Filing Fee: None	CORPORATE	Number

COMMONWEALTH OF	REGISTRY INFORMATION	Bo Number
DEPARTMENT OF STATE
CORPORATION	FOR	Filing Period Date 3 4 5
30 NORTH OFFICE BUILDING
PA 0	DEPARTMENTS OF STATE	Standard
Code
AND REVENUE

(FILE IN TRIPLICATE)

☐ BUSINESS CORPORATION	☐ NON-PROFIT CORPORATION	☐ MOTOR VEHICLE FOR HIRE

1.	Name of Corporation/Business			2
	Loews Montgomery Cinemas, Inc.			application pending

3.	, City, County, State, Zip Code
/ The Pre_tice Corporation System, Inc., 100 Pine Street,
( Number and Box)

	in		Pennsylvania
(City or Town)	(County)		(State)	(Zip Code)

4.	( where correspondence, tax report forms, etc. are to be sent)
400 Plaza Drive
Street and number

	Hudson		New Jersey	07094
(City or Town)	(County)		(State)

5A	corporations: Location of proposed registered office (Street and Number, Post Office, State) 5B

6.	Princip Officers (President, Vice President, Secretary, Treasurer)

	A. Name		Title	Security Number
See rider attached
Home Address

	B. Name		Title	Social Security Number
	Bernard Myerson		President
Home Address
PO Box 79 Berkery Place Alpine, NJ 076_0

	C. Name		Title	Social Security Number

Home Address

	D. Name		Title	Social Security Number

Home Address

7.	Date and State of Incorporation Organisation
	Date:	State	Pennsylvania

8.	Applicant :
☒ Corporation ☐ An Individual ☐ Co-Partnership ☐ Joint Stock ☐ of ☐ Other

9.	Provide the Act of or authority under which you are organised or incorporated ( ) Act of May 5, 1933, P.L. 364, as amended

10A	Is the corporation authorized to issue capital stock? No Yes 10B Amount of paid

	If yes, authorized? 500 shares	Amount:	Date:

11.	Is the Corporation of a system operating in Pennsylvania? ☐ No ☐ Yes
	If yes, provide parent’s box number, name and subsidiary corporation. (Attach a separate sheet subsidiary ).

	Box Number		Name

12.	Corporation’s fiscal year :	13.	Standard Industrial Classification Code
	February		7830
	to be in within one year (attach separate sheet if necessary)

14.	Exhibition of motion pictures

1 .

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entry Number

1047160

☒ Business Corporation (§ 1915)

☐ Nonprofit Corporation (§ 5915)

Name
Corporation Service Company			Document will be returned to the name and address you enter to the left.

Address
2704 Commerce Drive, Suite B			<=

City	State	Zip Code
Harrisburg.	PA	17110

Fee $52			Filed in the Department of State on MAR 22 2002

/s/ Illegible
Secretary of the Commonwealth
ACTING

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.                       The name of the corporation is:

Loews Montgomery Cinemas, Inc.

2.                       The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
300 West Dr.	West Homestead.	PA	15120

(b) Number and Street	City	State	Zip	County

c/o

3.                       The statute by or under which it was incorporated: 15 Pa. C.S. §1306

4.                       The date of its incorporation: July 25, 1988

5.                       Check and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State

☐	The amendment shall be effective on		at
		Date		Hour

6.                        Check one of the following:

☐                     The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S.§ 1914(a) and (b) or § 5914(a).

☐                     The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.§ 1914(c) or § 5914(b).

☒                     In accordance with Section 15 Pa.C.S.§ 1903. this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of the Corporation in the matter of In re Loews Cineplex Entertainment Corporation, et. al, case number 01- 40566, confirmed and approved on March 1, 2002.

7.                        Check and if appropriate, complete one of the following:

☒                     The amendment adopted by the corporation _ set forth in full, is as follows:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

☐                     The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.                        Check if the amendment restates the Articles:

☐                     The restated Articles of Incorporation supersede the original articles and all amendments thereto

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendments to be signed by a duly authorized officer thereof this 21 day of March, 2002.

Loews Montgomery Cinemas, Inc.
Name of Corporation

/s/ BRYAN BERNDT
Signature

Bryan Berndt, Vice President
Title